UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021
KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11299 N. Illinois Street
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 1, 2021, the Board of Directors (“Board”) of KAR Auction Services, Inc. (the “Company”) appointed James P. Hallett, the Company’s Chief Executive Officer, as the Executive Chairman of the Company, and appointed Peter J. Kelly, the Company’s President, as the Chief Executive Officer of the Company, each effective April 1, 2021. In connection with his appointment as Chief Executive Officer, Mr. Kelly will assume the role of the Company’s principal executive officer. Mr. Hallett will remain Chairman of the Board.
In addition, the Board authorized the increase of the size of the Board to eleven (11) directors and appointed Mr. Kelly to the Board, effective April 1, 2021. Mr. Kelly will serve for a term expiring at the 2021 annual meeting of the Company’s stockholders and until his successor is duly elected and qualified.
Mr. Kelly, age 52, has been President of the Company since January 2019. Previously, Mr. Kelly served as the President of Digital Services from December 2014 to January 2019 and the Chief Technology Officer from June 2013 to January 2019. Mr. Kelly was the President and Chief Executive Officer of Openlane from February 2011 to June 2013. Prior to that, Mr. Kelly was President and Chief Financial Officer of Openlane from February 2010 to February 2011. Mr. Kelly was a co-founder of Openlane in 1999 and served in a number of executive roles at Openlane from 1999 to 2010.
In connection with Mr. Kelly’s appointment as Chief Executive Officer, the Company and Mr. Kelly entered into an amendment to Mr. Kelly’s employment agreement with the Company (the “Amendment”). Pursuant to the Amendment, Mr. Kelly will receive an increase in his annual base salary and annual automobile allowance to $750,000 and $25,000, respectively. The Amendment also provides that in the event Mr. Kelly is terminated by the Company without “cause” or Mr. Kelly resigns for “good reason” (each as defined in his employment agreement), Mr. Kelly would be entitled to receive, subject to his execution and non-revocation of a release of claims, a lump sum cash payment equal to two times the sum of his annual base salary plus target annual bonus for the year in which such termination of employment occurs. The Amendment provides for Mr. Kelly to be nominated to serve as a member of the Board.
In connection with Mr. Hallett’s appointment as Executive Chairman, the Company has entered into a new employment agreement with Mr. Hallett (the “Employment Agreement”), superseding his prior employment agreement with the Company. The Employment Agreement has a stated term commencing April 1, 2021 and ending on March 31, 2023.
Under the Employment Agreement, Mr. Hallett is generally eligible to (i) earn a base salary, (ii) earn an annual cash bonus, (iii) receive equity-based awards consistent with other executive-level employees of the Company, (iv) participate in the Company’s standard health and welfare benefit programs and (v) receive an annual automobile allowance. The Employment Agreement provides for Mr. Hallett to be nominated to serve as a member of the Board.
In the event Mr. Hallett is terminated by the Company without “cause” or Mr. Hallett resigns for “good reason” (each as defined in the Employment Agreement), Mr. Hallett would be entitled to receive, subject to his execution and non-revocation of a release of claims, (i) a lump sum cash payment equal to two and a half times the sum of his annual base salary plus target annual bonus for the year in which such termination of employment occurs; (ii) if Mr. Hallett is participating in the Company’s health plans on the date of such termination of employment, COBRA premium payments for 18 months or until Mr. Hallett becomes eligible for coverage under another employer’s health plan (the “Continued Benefits”); (iii) payment of a pro-rata portion of any annual bonus that Mr. Hallett would have received for the year of termination based on actual performance (the “Pro Rata Bonus”); and (iv) a payment equal to the amount of any annual bonus which has been earned in a prior year but which has not yet been paid to Mr. Hallett (the “Earned but Unpaid Bonus”).
In the event Mr. Hallett terminated due to death or “disability” (as defined in the Employment Agreement), Mr. Hallett or his estate/beneficiaries would be entitled to receive (i) Continued Benefits; (ii) the Pro Rata Bonus; and (iii) the Earned but Unpaid Bonus.
Upon a termination of employment for any reason, Mr. Hallett will be subject to the following one year post-termination restrictive covenants: (i) non-competition restrictions and (ii) non-solicitation of Company employees and customers.
The foregoing summary of the Amendment and Employment Agreement is qualified in its entirety by reference to the full texts of the agreements, which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.
Other than with respect to the compensation matters described above, there are no arrangements or understandings between Messrs. Hallett or Kelly and any other persons pursuant to which Mr. Hallett was appointed the Company’s Executive

Chairman and Mr. Kelly was appointed the Company’s Chief Executive Officer. There are also no family relationships between Messrs. Hallett or Kelly and any director or executive officer of the Company. Neither Mr. Hallett nor Mr. Kelly have a direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.

On March 2, 2021, the Company issued a press release announcing the foregoing executive leadership transition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, a copy of the letter from Mr. Hallett to the Company’s stockholders in connection with the executive leadership transition is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits

        EXHIBIT NO.            DESCRIPTION OF EXHIBIT

10.1             Employment Agreement, dated March 1, 2021, between KAR Auction Services, Inc. and James P. Hallett

10.2             Amendment No. 1 to Employment Agreement, dated March 1, 2021, between KAR Auction Services, Inc. and Peter J. Kelly

99.1             Press Release dated March 2, 2021

99.2             Stockholder Letter dated March 2, 2021

104             Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 2, 2021
KAR Auction Services, Inc.

/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief
Financial Officer